UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 31, 2022
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5100 East Skelly Drive, Suite 500, Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTRX	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 31, 2022, Mr. Bradley J. Rinehart, President – Matrix Service Inc. (“Matrix Service”), a wholly-owned subsidiary of Matrix Service Company, Inc. (the "Company"), will no longer be employed by Matrix Service. In accordance with the 2021 Amended and Restated Severance Agreement, Mr. Rinehart will receive a cash severance of 1.5X his base salary. In recognition of Mr. Rinehart’s 34-years of service to the Company and additional considerations, he will continue vesting of RSUs and pro-rated PSUs on the current schedule of his existing awards subject to the Company achieving the required performance metrics.
In connection with Mr. Rinehart’s departure and as part of a succession planning, Matrix Service has promoted Shawn P. Payne to President – Matrix Service, effective September 1, 2022. Mr. Payne, age 50, joined the Company in 2012 as the Division Manager in Tucson, AZ, leading our entry into the minerals and mining business. From 2016 to 2019, he served as Vice President of Business Services, then Senior Vice President of Finance and Business Services before being promoted into his current role of Senior Vice President, Operations of Matrix Service in 2019. Prior to Matrix Service, Mr. Payne held leadership roles in operations, finance and project controls with Aker Solutions/Kvaerner and Jacobs; additionally, Mr. Payne has his BSBA in Finance from the University of Arizona.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: September 1, 2022	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer